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Exhibit 10.11

                              MCOM Management Corp


June 11, 2001


BY DHL COURIER
--------------

Virtgame.com, Corp.
12625 High Bluff Drive, Suite 205A
San Diego, CA 92130

Attn: Mr. Joseph Paravia




Financial Consulting Agreement
------------------------------
Our File: 2532-V




Dear Sirs:

Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our Financial Consulting Agreement ("Agreement") as follows:

1. Virtgame.com Corp. (the "Company") hereby engages MCOM Management Corp. ("MCOM") and MCOM hereby agrees to render services to the Company as a financial consultant, strategic planner and advisor and as further described herein.

2. Duties. During the term of this Agreement, MCOM shall provide advice and consult with the Company concerning management, marketing, strategic planning, corporate organization and structure, expansion of services, and shall review and advise the Company regarding its overall progress, needs and condition. MCOM agrees to provide on a timely basis the following enumerated services plus additional services contemplated thereby:

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         a.   Assist the Company in obtaining financing or partial financing as needed.
         b. Assist the Company in the implementation of short range and long term strategic planning to fully develop and enhance the Company's operations, resources, products and services;
         c. Assist the Company in the implementation of a marketing program with a view toward broadening the markets for its products and services, particularly in the area of marketing to state governments;
         d. Assist the Company in development of third party marketing partnerships, particularly with respect to the Company's "Play for Fun" casino strategy.
         e. Assist the Company in coordinating the publicity surrounding any strategic or marketing "significant event" which will increase visibility of the Company and materially affect the Company.
         f.   Arrange and conduct at least four meetings for the Company with brokerage firms for the purpose of introducing the Company.
         g.   Coordinate both U.S. and international road shows at the Company's request.

3. TERM. The term of this Agreement shall be for a six month period commencing upon April 1, 2001.

4. COMPENSATION. As compensation for its services hereunder, the Company shall issue to MCOM:

         a. A warrant or option agreement to purchase 300,000 shares of the Company's common stock at $0.25 per share, such warrant or option agreement to include piggyback registration rights.

         b. As compensation for any funds raised by the Company through its Bridge Loan Subscription from any individual or investment banking company introduced to the Company by MCOM, the Company shall pay to MCOM a ten percent (10%) cash finder's fee and a ten percent (10%) finder's fee payable in a warrant to purchase the Company's common stock at $0.25 per share, such warrant agreement to include piggyback registration rights.

         d. Should the Company be successful in raising capital from any individual or investment banking company introduced to the Company by MCOM through an investment vehicle other than the aforesaid Private Placement, any compensation due MCOM shall be negotiated on a case by case basis.

         e. Reimbursement of expenses -- MCOM will be reimbursed for all its reasonable expenses, including authorized travel expenses incurred on behalf of the Company in this matter. MCOM will seek prior approval for any single expenditure in excess of $500.

6. CONFIDENTIALITY. MCOM will not disclose to any other person, firm, corporation, nor use for its own benefit during or after the term of this Agreement, any trade secrets

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     or other information designated as confidential by the Company which is acquired by MCOM in the course of its performing services hereunder. (A trade secret is information not generally known to the trade, which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.) Any financial advice rendered by MCOM pursuant to this Consulting Agreement may not be disclosed publicly in any manner without the prior written approval of MCOM.

7. INDEMNIFICATION. The Company agrees to indemnify and hold MCOM harmless from and against all claims, damages, liabilities, costs or expenses, including reasonable attorney fees (collectively the "Liabilities") joint and several, arising out of the performance of this Consulting Agreement, whether or not MCOM is a party to such dispute. This indemnity shall not apply however, and MCOM shall indemnify and hold the Company, its affiliates, control persons, officers, employees and agents harmless from and against all Liabilities, where under arbitration a final determination that MCOM engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability cost expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligations hereunder to reimburse MCOM for its expenses.) The provisions of this paragraph shall survive the termination and expiration of this Agreement.

 8. DILUTION. Regarding the aforementioned issuance of shares of common stock and warrants, if at any time the Company shall (1) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the amount of Common Stock issued to MCOM or its designees at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that MCOM or its designees shall be entitled to receive the aggregate number and kind of shares which it would have owned and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this paragraph shall be made immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization.

     We enclose two (2) original Agreements. If this Agreement is in accordance with your understanding, please confirm by signing and returning to MCOM Management Corp. one (1) original, retaining the other for your files.

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AGREED TO BY MCOM MANAGEMENT CORP.:




Mr. Michael C.O. Morfit
President





AGREED TO BY VIRTGAME.COM CORP.




Mr. Joseph Paravia President

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December 12, 2001


BY DHL COURIER
--------------

Virtgame.com, Corp.
5230 Carroll Canyon Road
San Diego, CA 92121

Attn: Mr. Scott A. Walker


FINANCIAL CONSULTING AGREEMENT
------------------------------
OUR FILE: 2532-V



Dear Sirs:

This is to acknowledge and confirm the terms of our Financial Consulting Agreement ("Agreement") as follows:

1. Virtgame.com Corp. (the "Company") hereby engages MCOM Management Corp. ("MCOM") and MCOM hereby agrees to render services to the Company as a financial consultant, strategic planner and advisor and as further described herein.

2. Duties. During the term of this Agreement, MCOM shall abandon all of its outside business interests and provide advice and consult with the Company concerning management, marketing, strategic planning, corporate organization and structure, expansion of services, and shall review and advise the Company regarding its overall progress, needs and condition. MCOM agrees to provide on a timely basis the following enumerated services plus additional services contemplated thereby:

         a. Assist the Company in obtaining financing or partial financing as needed.
         b. Assist the Company in the implementation of short range and long term strategic planning to fully develop and enhance the Company's operations, resources, products and services;
         c. Assist the Company in the implementation of a marketing program with a view toward broadening the markets for its products and services;
         d. Assist the Company in obtaining licensing contracts, particularly licenses for the Company's Server Platform and Sportsbook Module.
         e. Assist the Company in coordinating the publicity surrounding any strategic or marketing "significant event" which will increase visibility of the Company and materially affect the Company.
         f.   Arrange and conduct at least four meetings for the Company with brokerage firms for the purpose of introducing the Company.
         g.   Coordinate both U.S. and international road shows at the Company's request.

3. Term. The term of this Agreement shall be for a two-year period commencing upon October 1, 2001. MCOM for the past six months has exclusively worked on Virtgame. Michael Morfit, the president of MCOM relocated his family to San Diego from July to September to take a hands on approach. During the past six

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months MCOM has been an integral part of the following.

         -Developing and implementing Virtgame Las Vegas with Leo George, Scott Walker, and Bob Stupak.
         -Assisting in solidifying both the Codere and Caliente Relationship. -Creating a relationship with Tel-Nor and Conax.
         -Discussing merger and acquisition proposals with American Wagering and the Silver Nugget.
         -Assisting in all corporate filings and legal filings.
         -Interviewing and hiring an I.R. firm
         -Initiated and currently negotiating with Dr. Ho.com.
         -Attended 3 gaming conferences on Virtgame's behalf
         -Assisting in shareholder relations.
         -meeting with potential investors

In summary MCOM has been an integral part of Virtgame's survival and will be a key element in Virtgame's explosive future.

4. Compensation. As compensation for its services hereunder, the Company shall issue to MCOM:

         a. A monthly fee of $12,500.00, which pay shall be considered retroactive to July, 2001, at which time MCOM abandoned each of its outside business interests in order to work exclusively for the Company. The payments from July 31 through December 31, 2001, inclusive, i.e. $75,000, shall be deemed to have been paid as of the date of this contract by reason of the Company having forgiven a loan of $75,000 from the company due to MCOM having exercised 300,000 options. With respect to an additional loan from the Company to MCOM in the amount of $15,500 due to MCOM having exercised 62,000 options, $15,000 of such loan shall be deemed forgiven in view of MCOM having paid to Mr. Jerry Jacobs $15,000 for a residence in San Diego from July to November.1f monthly fee cannot be paid in cash, said amount shall be paid in shares of common stock in the company. The price of said shares shall be calculated based on the average price of the stock for the thirty-day period before the date of calculation.

         b. As compensation for any funds raised by the Company through any vehicle that MCOM participates in, the Company shall pay to MCOM a five percent (5%) cash fee and a five percent (5%) fee payable in a warrant to purchase the Company's common stock at the price (per share) of the offering, such warrant agreement to include piggyback registration rights and cashless exercise provisions. This provision shall remain in force until March 31, 2002, at which time the parties shall discuss.

         c. An option agreement to purchase 500,000 shares of the company's common stock at $0.10 per share. Such option agreement shall be issued from the Company's plan of 1997.

         d. A 10% cash payment for any licensing fees and/or monthly account fees and/or credit card transaction fees brought to the Company by MCOM.

         e. With respect to any major licensing agreement brought to the Company by MCOM (MCOM is presently working on potential agreements with Dr. Ho, Conax and VectorMax), MCOM shall receive a five-year warrant agreement for 250,000 at $1.00, such warrant agreement to include piggyback registration rights and cashless exercise provisions.

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         f. Reimbursement of expenses -- MCOM will be reimbursed for all its reasonable expenses, including authorized travel expenses incurred on behalf of the Company in this matter. MCOM will seek prior approval for any single expenditure in excess of $500.

6. Confidentiality. MCOM will not disclose to any other person, firm, corporation, nor use for its own benefit during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by MCOM in the course of its performing services hereunder. (A trade secret is information not generally known to the trade, which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.) Any financial advice rendered by MCOM pursuant to this Consulting Agreement may not be disclosed publicly in any manner without the prior written approval of MCOM.

7. Indemnification. The Company agrees to indemnify and hold MCOM harmless from and against all claims, damages, liabilities, costs or expenses, including reasonable attorney fees (collectively the "Liabilities") joint and several, arising out of the performance of this Consulting Agreement, whether or not MCOM is a party to such dispute. This indemnity shall not apply however, and MCOM shall indemnify and hold the Company, its affiliates, control persons, officers, employees and agents harmless from and against all Liabilities, where under arbitration a final determination that MCOM engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability cost expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligations hereunder to reimburse MCOM for its expenses.) The provisions of this paragraph shall survive the termination and expiration of this Agreement.

8. Dilution. Regarding the aforementioned issuance of shares of common stock and warrants, if at any time the Company shall (1) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the amount of Common Stock issued to MCOM or its designees at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that MCOM or its designees shall be entitled to receive the aggregate number and kind of shares which it would have owned and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this paragraph shall be made immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization.

We enclose two (2) original Agreements. If this Agreement is in accordance with your understanding, please confirm by signing and returning to MCOM Management Corp. one (1) original, retaining the other for your files.

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AGREED TO BY MCOM MANAGEMENT CORP.:




Mr. Michael C.O. Morfit
President




AGREED TO BY VIRTGAME.COM CORP.




Leo I. George